UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

TITANIUM GROUP LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	0-52415 (Commission File Number)	Not applicable (IRS Employer Identification No.)

Suite 2101, 21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
 (Address of principal executive offices) (Zip Code)

(852) 3679 3110
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of an Acquisition or Disposition of Assets

On May 31, 2011, Titanium Group Limited (the “Company”) closed on the transactions described in a Memorandum of Understanding dated September 1, 2010 and amended on November 18, 2010 and March 18, 2011 (the “MOU”).  Under the terms of the MOU, the Company agreed to effect a 1-for-10 consolidation of its issued and outstanding shares of common stock.  The holders of the Company’s outstanding convertible debentures in the aggregate principal amount of US$1,400,000 (HK$10,920,000) agreed to accept a total of 3,500,000 post-consolidation common shares as full and complete payment of the debentures and all accrued and unpaid interest thereon.  Zili Industrial Co., Limited, an entity owned and/or controlled by Mr. XU Zhigang, agreed to purchase 38,700,000 post-consolidation common shares and deposit the purchase price of US$387,000 into escrow.  Huabao Asia Limited, an entity owned and controlled by Mr. CHEN Tianju, agreed that it would transfer ownership of Shenzhen Kanglv Technology Company Limited (“Shenzhen Kanglv”) to the Company, in exchange for 52,635,560 post-consolidation common shares. Closing of the MOU was to occur upon completion of all of the items described above.  The number of shares actually issued to Huabao Asia Limited was 52,635,556, as the Company issued additional shares for rounding when implementing the reverse stock split.  See Item 8.01.

FORM 10 DISCLOSURES

BUSINESS

Corporate History of Titanium Group Limited

The Company was incorporated on May 17, 2004 as an international business company pursuant to the International Business Companies Act (the “IBC Act”) of the British Virgin Islands (“BVI”) and subsequently registered under the BVI Business Companies Act (“BVIBC Act”) on January 1, 2007 when the IBC Act was repealed and replaced with the BVIBC Act.  On June 22, 2005, the Company acquired all of the entire issued share capital of Titanium Technology Limited, a company incorporated in Hong Kong on February 14, 2001 with limited liability (“Titanium Technology”).  On September 20, 2002, Titanium Technology and EAE Productions (HK) Limited, a company incorporated in Hong Kong on October 8, 1997, established Titanium Technology (Shenzhen) Co., Ltd., a wholly foreign owned enterprise in China, to conduct research and development operations.  Beginning in the third quarter of 2004, it began to conduct business operations in China.  EAE Productions (HK) Limited owns 8% of Titanium Technology (Shenzhen) Co., Ltd. and is owned by persons who indirectly are stockholders.

Titanium Technology engaged in developing products utilizing biometrics technologies, licensing of technologies, professional services, and project contracting.  Based in Hong Kong with a research and development center in Shenzhen, China, Titanium Technology developed and sold Automatic Face Recognition Systems, or AFRS, and other biometric and security solutions to governments, law enforcement agencies, gaming companies, and other organizations in China and other parts of Asia.

In late 2009, the Company decided to completely reassess its method of operations and the way in which it marketed its products.  Accordingly, the Company laid off most of its staff and moved to smaller office space. The Company did not generate any revenues in 2010.

In 2010, the Company decided to seek another business and negotiated with the holders of its convertible debentures that matured in April 2010, resulting in the MOU described above.  In September 2010, the Company formed Kanglv Technology (Hong Kong) Limited (“Kanglv”) as its wholly-owned subsidiary to hold the capital stock of Shenzhen Kanglv.  Shenzhen Kanglv was a domestic limited liability company registered in Shenzhen City, PRC.  Shenzhen Kanglv would have to be acquired by changing Shenzhen Kanglv from a domestic entity into a Wholly-Owned Foreign Enterprise (“WOFE”) by the Shenzhen local government.  In January 2011, approval was granted by the PRC local government and Shenzhen Kanglv became a WOFE wholly-owned by Kanglv.

The acquisition of Shenzhen Kanglv was accounted for as a recapitalization effected by a share exchange, wherein Shenzhen Kanglv is considered the acquirer for accounting and financial reporting purposes.  As a result of the transaction, Shenzhen Kanglv became a wholly-owned subsidiary of the Company.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Corporate History and Business of Shenzhen Kanglv

Shenzhen Kanglv was registered as a limited liability company in Shenzhen City, People’s Republic of China (the “PRC”) on June 16, 2005.

It is engaged in the manufacture and sales of electronic cable products in the PRC, with its principal place of business in Shenzhen City, the PRC.  Its principal products are various types of computer cables, such as HDMI, DVI, VGA and USB cables, as well as electric power cables.

Shenzhen Kanglv is a subcontractor for Cancare Electric Wire (Shenzhen) Co., Ltd., an affiliate (“Cancare Electric”), and manufactures the products for Cancare Electric to its specifications and customization requirements.  Cancare Electric provides the core components and materials to Shenzhen Kanglv.  Cancare Electric sells the products to companies in the PRC, such as Great Wall Tech, Chi Yuan Technology Limited, and Ya lid a company limited.

Products

Shenzhen Kanglv manufactures various types of computer cables, such as HDMI, DVI, VGA and USB cables, as well as electric power cables.

HDMI (High Definition Multimedia Interface) is a compact audio/video interface for transmitting uncompressed digital data.  It is a digital alternative to consumer analog standards, such as radio frequency (RF), coaxial cable, composite video, S-Video, SCART, component video, D-Terminal, or VGA.  HDMI connects digital audio/video sources (such as set-top boxes, up convert DVD players, HD DVD players, Blu-ray Disc players, AVCHD camcorders, personal computers (PCs), video game consoles such as PlayStation e and Xbox 360, and AV receivers) to compatible digital audio devices, computer monitors, video projectors and digital televisions.

DVI (Digital Visual Interface) is a video interface standard covering the transmission of video between a source device (such as a personal computer) and a display device.  The DVI standard has achieved widespread acceptance in the PC industry, both in desktop/laptop PCs and monitors.

VGA (Video Graphics Array) refers specifically to the display hardware first introduced with the IBM PS/2 line of computers in 1987, but through its widespread adoption has also come to mean either an analog computer display standard, the 15-pin D-subminiature VGA connector or the 640x480 resolution itself.  While this resolution was superseded in the personal computer market in the 1990s, it is becoming a popular resolution on mobile devices.

USB (Universal Serial Bus) is a specification to establish communication between devices and a host controller (usually a personal computer).  USB has effectively replaced a variety of interfaces such as serial and parallel ports.

Electric power cables are assemblies of two or more electrical conductors, usually held together with an overall sheath.  The assemblies are used for transmission of electrical power.  Power cables may be installed as permanent wiring within buildings, buried in the ground, run overhead, or exposed.

Patents, Trademarks, and Licenses

Shenzhen Kanglv does not own any patents or trademarks.

Shenzhen does not have any union labor contracts.

Government Regulation

Shenzhen Kanglv is subject to regulations on safety production permit and production safety laws of the PRC. It complies with the regulations on the administration of production license for industrial products of the PRC.

Government approval is not required for its principal products.

Research and Development

While Shenzhen Kanglv continuously tries to improve its production processes, it does not engage in research and development activities as such.

Compliance with Environmental Laws

Shenzhen Kanglv adopted the U.S. LEED Green Building Standards for the construction and design of its plant.  These standards are intended to improve performance in metrics such as energy savings, water efficiency, carbon dioxide emissions reduction, improved indoor environmental quality, and stewardship of resources and sensitivity to their impacts.

Shenzhen Kanglv is subject to the environmental laws of the PRC, which set certain emission standards in order to reduce air, water and land pollution.  If Shenzhen Kanglv were to violate the emission standards, it could be forced to stop production until it resolved the pollution problem.

Employees

As of the date of this report, Shenzhen Kanglv had 184 full-time employees, including 17 members of the management staff.

RISK FACTORS

Before deciding to invest in the Company or to maintain or increase an investment in the Company, readers of this report should carefully consider the risk factors described below that discuss the material risks related to an investment in the Company, together with all other information in this report and in the Company’s other filings with the SEC, before making an investment decision.  If any of the following risks actually occurs, the Company’s business, financial conditions or operating results could be materially adversely affected.  In such case, the trading price of the Company’s common stock could decline, and investors may lose all or part of their investment.

Shenzhen Kanglv has only a limited operating history, which makes it difficult to evaluate an investment in the Company’s stock.

An evaluation of the Company’s business will be difficult because Shenzhen Kanglv, the operating entity, has a limited operating history.  While Shenzhen Kanglv was registered as a limited liability company in June 2005, it did not commence manufacturing operations until August 2010.  It faces a number of risks encountered by early-stage companies, including the need to develop infrastructure to support growth and expansion; the need to obtain long-term sources of financing; the need to establish its marketing, sales and support organizations, as well as its distribution channels; the need to manage expanding operations; and its dependence on technology which could become incompatible or out of date. The Company’s business strategy may not be successful, and it may not successfully address these risks.

Shenzhen Kanglv derives substantially all of its revenues from one customer, the loss of which could have an adverse effect on its revenues.

For the year ended December 31, 2010, sales to Cancare Electric Wire (Shenzhen) Co., Ltd., an affiliate, accounted for 100% of the revenues of Shenzhen Kanglv, and also provided the core components and materials, resulting in 69% of Shenzhen Kanglv’s purchases.  As a subcontractor of Cancare Electric Wire (Shenzhen) Co., Ltd., Shenzhen Kanglv is completely dependent upon this company for its revenues and operations.

Shenzhen Kanglv has been dependent upon advances from its former owners to provide working capital needed for operations.

During the year ended December 31, 2010 and three months ended March 31, 2011, financing for the operations of Shenzhen Kanglv came from its former owners who advanced funds and not charged interest on the advances.  While operations have been modestly profitable, Shenzhen Kanglv requires cash for working capital.  There can be no assurance that related parties will continue to provide the cash necessary for future operations or that funds will be provided on these terms.

Shenzhen Kanglv faces substantial competition from existing and potential competitors in the electronic cable products industry, which could force it to offer lower prices and/or narrow its focus, resulting in reduced revenues.

Due to its small size, it can be assumed that most if not all of the competitors of Shenzhen Kanglv have significantly greater financial, technical, marketing and other competitive resources.  Its competitors and potential competitors have greater name recognition and more extensive customer bases that could be leveraged, for example, to position themselves as being more experienced, having better products, and being more knowledgeable than Shenzhen Kanglv.  To compete, it may be forced to offer lower prices and narrow its marketing focus, resulting in reduced revenues.

A limited number of stockholders collectively own over 90% of the Company’s common stock and may enact, or prevent certain types of corporate actions, to the detriment of other stockholders.

As of May 31, 2011, two stockholders own more than 90% of the Company’s outstanding common stock.  Accordingly, these stockholders may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions.  This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to stockholders of the Company.

There is a limited public market for the Company’s common shares, which limits the ability of the Company’s stockholders to resell their shares or pledge them as collateral.

While the Company’s stock is quoted on the OTCQB, the volume of stock that trades fluctuates widely.  The Company cannot assure investors that a market for its stock will increase.  Consequently, investors may not be able to use their shares for collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

Regulations relating to “penny stocks” may limit the ability of the Company’s stockholders to sell their shares and, as a result, stockholders may have to hold their shares indefinitely.

The Company’s common stock is subject to rules promulgated by the SEC relating to “penny stocks,” which apply to non-NASDAQ companies whose stock trades at less than US$5.00 per share or whose tangible net worth is less than US$2,000,000 (HK$15,600,000).  These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the security.  These rules may discourage or restrict the ability of brokers to sell the Company’s common stock and may affect the secondary market for the common stock.

The Company is a British Virgin Islands company and investors may have fewer protections as a stockholder as compared to a stockholder of a U.S. company because the British Virgin Islands has a less developed body of corporate law.

The rights of stockholders to take action against the directors, actions by minority stockholders and the fiduciary responsibilities of the Company’s directors to the Company under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and the BVIBC Act (which provides minority stockholders with certain statutory rights to bring derivative actions where the Company or a director engages in or propose to engage in conduct that contravenes the BVIBC Act or the memorandum and articles of association), as opposed to provisions in the Company’s memorandum and articles of association.  The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands.  The rights of the Company’s stockholders and the fiduciary responsibilities of its directors under British Virgin Islands law, though set out in the BVIBC Act and common law, are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States, due to the fact that the British Virgin Islands has a less developed body of corporate and securities common laws that define these concepts, as compared to the United States.  In particular, some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate and securities law as a result of the large number of court cases that have been litigated and decided in those states.

British Virgin Islands companies may not be able to initiate stockholder derivative actions, thereby depriving stockholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a stockholder derivative action in a federal court of the United States.  The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action are established by British Virgin Islands case law and the BVIBC Act.  Due to the limited body of British Virgin Islands case law, this may result in the rights of stockholders of a British Virgin Islands company being more limited than those of stockholders of a company organized in the US.  Accordingly, stockholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

As a British Virgin Islands corporation, stockholders may have difficulty in enforcing judgments against the Company, thereby rendering any judgments useless.

The British Virgin Islands courts are also unlikely to recognize or enforce against the Company judgments of courts of the United States based on the civil liability provisions of U.S. securities laws; and to impose liabilities against the Company, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.  There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.  This means that even if stockholders were to sue the Company successfully, they may not be able to recover anything to make up for losses suffered.

Since none of the Company’s officers and directors is a United States resident, it may be difficult to enforce any liabilities against them.

All of the Company’s officers and directors reside in Hong Kong or China.  Accordingly, if events should occur that give rise to any liability on the part of these persons, stockholders would likely have difficulty in enforcing such liabilities.  If a stockholder desired to sue these persons, the stockholder would have to serve such persons with legal process.  Even if personal service is accomplished and a judgment is entered against that person, the stockholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

Our officers and directors may be subject to a lower standard of care owed to the stockholders, which may result in decreased corporate performance.

In most jurisdictions in the United States, directors owe a fiduciary duty to the corporation and its stockholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its stockholders or that deprives the corporation or its stockholders of any profit or advantage.  Under British Virgin Islands law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

As a result of this risk and other discussed above, public stockholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling stockholders than they would if we were incorporated and operating in the United States.

Currency conversion control policy in the PRC and exchange rate risk may adversely affect our financial condition.

The PRC Government has strict restrictions on free conversion of RMB into foreign currencies and vice versa.  On January 1, 1994, the PRC implemented a unified controlled exchange rate system based on market supply and demand.  Based on such system, the People’ Bank of China (“PBOC”) quoted a daily exchange rate of RMB against US dollars based on the market rate for foreign exchange transaction conducted by the designated banks in the PRC foreign exchange market during the preceding day.  The PBOC also quoted the exchange rates of RMB against other foreign currencies based on the international market rate.

On July 21, 2005, PBOC announced that the PRC government reformed the exchange rate regime by moving into a managed floating exchange rate regime based on market supply and demand with reference to a basket of foreign currencies.  As a result, RMB appreciated against U.S. dollars and Hong Kong dollars by approximately 2% on July 21, 2005.  The value of RMB may continue to appreciate or depreciate in the future, subject to many factors, including future changes in the currency value of the basket of currencies with reference to which the RMB exchange rate is floated, changes in the PRC government’s policy, domestic and international economic and political developments, as well as market supply and demand.  Moreover, foreign exchange transactions under capital account (including principal payments in respect of foreign currency-denominated obligations) continue to be subject to foreign exchange controls and the approval of State Administration of Foreign Exchange of the PRC.

The existing restrictions on the conversion of RMB into foreign currencies (and thus restrictions on the subsequent repatriation of those funds), and any tightening of such restrictions may have an adverse effect on the Company’s ability to obtain sufficient foreign currencies to meet its needs.  Alternatively, in the event that RMB continues to appreciate in the future currencies (U.S. dollars, Hong Kong dollars or otherwise) and if RMB continues to appreciate in the future, the Company may incur exchange losses thereby affecting its profitability.

Investors in the company could be harmed if management should engage in competing businesses.

The Company’s officers and directors are not prohibited from engaging in competing businesses.  The Company does not have a right of first refusal pertaining to opportunities that come to their attention and related to the operations of the Company.  The BVI corporate statute applicable to the Company requires officers and directors, in performing their functions, to act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, but this may be difficult to enforce.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the financial statements and related notes appearing elsewhere in this report.  This discussion and analysis may contain forward-looking statements based on assumptions about future business. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this report.

Background

On May 31, 2011, the acquisition of Shenzhen Kanglv was completed, and the business of Shenzhen Kanglv was adopted as the Company’s business.  As such, the following discussion is focused on the current and historical operations of Shenzhen Kanglv, and excludes prior operations of Titanium Group Limited.

Shenzhen Kanglv is engaged in the manufacture and sales of electronic cable products in the PRC, with its principal place of business in Shenzhen City, the PRC.  Its principal products are various types of computer cables, such as HDMI, DVI, VGA and USB cables, as well as electric power cables.

Shenzhen Kanglv is a subcontractor for Cancare Electric Wire (Shenzhen) Co., Ltd., an affiliate (“Cancare Electric”), and manufactures the products for Cancare Electric to its specifications and customization requirements.  Cancare Electric provides the core components and materials to Shenzhen Kanglv.  Cancare Electric sells the products to companies in the PRC, such as Great Wall Tech, Chi Yuan Technology Limited, and Ya lid a company limited.

Significant Accounting Policies

Inventories.  Inventories consist primarily of raw materials, work-in-process and finished goods of electric wire products and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis.  Costs include material, direct labor and manufacturing overhead costs.  Allowance for slow-moving and obsolescence is an estimated amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss.  The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses.  For the years ended December 31, 2010 and 2009, Shenzhen Kanglv did not record an allowance for obsolete inventories, nor have there been any write-offs.

Revenue Recognition.  In accordance with ASC Topic 605, “Revenue Recognition,” Shenzhen Kanglv recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

(a) Sales of products – Revenue from the sales of electric wire products is recognized when the products are delivered to and received by the customers, collectability is reasonably assured and the prices are fixed and determinable.

Revenue represents the invoiced value of goods, net of value-added tax (“VAT”).  Shenzhen Kanglv’s products that are locally sold in the PRC are subject to VAT, which is levied at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by Shenzhen Kanglv in addition to the invoiced value of purchases to the extent not refunded for export sales.

(b) Interest income – Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

Cost of revenue.  Cost of revenue includes cost of raw materials, direct labor, packing cost and production overhead directly attributable to the manufacture of electric wire products.  Shipping and handling cost are recorded in cost of revenue and are recognized when the related product is delivered to the customer.

Comprehensive income or loss.  ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances.  Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources.  Accumulated comprehensive income, as presented in the statements of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income or loss is not included in the computation of income tax expense or benefit.

Income taxes.  Income taxes are determined with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”).  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return.  Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.  Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2010 and 2009, Shenzhen Kanglv did not have any interest and penalties associated with tax positions.  As of December 31, 2010 and 2009, Shenzhen Kanglv did not have any significant unrecognized uncertain tax positions.

Shenzhen Kanglv conducts its major businesses in the PRC and is subject to tax in this jurisdiction.  As a result of its business activities Shenzhen Kanglv files tax returns that are subject to examination by the local tax authority.  For the year ended December 31, 2010, Shenzhen Kanglv filed and cleared a 2009 tax return with the tax authority in the PRC.

Foreign currencies translation.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates.  The resulting exchange differences are recorded in the statements of operations.

The reporting currency of Shenzhen Kanglv is the United States Dollar (“US$”) and the financial statements of Shenzhen Kanglv have been expressed in US$.  Shenzhen Kanglv maintains its books and records in its local currency, Renminbi Yuan (“RMB”), which is a functional currency as being the primary currency of the economic environment in which its operations are conducted.  In accordance with ASC Topic 830-30, “Translation of Financial Statement,” assets and liabilities of a company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date.  Revenues and expenses are translated at average rates prevailing during the period.  The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of owners’ equity.

Translation of amounts from the local currency of Shenzhen Kanglv into US$1 has been made at the following exchange rates for the respective periods:

	December 31, 2010	December 31, 2009
Year-end RMB: US$1 exchange rate	6.6118	6.8372
Annual average RMB: US$1 exchange rate	6.7788	6.8409
	March 31, 2011	March 31, 2010
Period-end RMB: US$1 exchange rate	6.5701	6.8361
Period average RMB: US$1 exchange rate	6.5894	6.8360

Related Parties.  Parties, which can be a corporation or individual, are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.  Companies are also considered to be related if they are subject to common control or common significant influence.

Results of Operations

Comparison of year ended December 31, 2010 and December 31, 2009.  While Shenzhen Kanglv was registered as a limited liability company in 2005, it did not commence manufacturing operations until August, 2010.  Accordingly, there were no revenues for the fiscal year ended December 31, 2009.  Revenues were US$1,625,011, with a 2% gross profit or US$33,622.  General and administrative expenses, which were US$5,456 for the 2010 fiscal year, as compared to US$145 for the 2009 fiscal year, were incurred primarily for bank fee.  After income tax expense of US$7,086, Shenzhen Kanglv generated net income of US$21,261.

Comparison of three months ended March 31, 2011 and March 31, 2010.  Revenues for the three months ended March 31, 2011 were derived from sales to Cancare Electric of US$537,864 and sales to third parties of US$108,616 for a total of US$646,480.  Gross profit was 1% or US$8,337.  After income tax expense of US$1,357, Shenzhen Kanglv generated net income of US$4,071.

Liquidity and Capital Resources

At December 31, 2010.  At December 31, 2010, Shenzhen Kanglv had working capital of US$33,989 and cash of US$31,698, as compared to working capital of US$124,823 and cash of US$10,869 at December 31, 2009.  The decrease in working capital was due to business development.

Shenzhen Kanglv used cash of US$64,432 for its operating activities during the year ended December 31, 2010.  Advances from the former owner of Shenzhen Kanglv provided cash of US$84,389.

At March 31, 2011.  At March 31, 2011, Shenzhen Kanglv had working capital of US$12,893 and cash of US$18,972, as compared to working capital of US$33,989 and cash of US$31,698 at December 31, 2010.  The decrease in working capital was due to business development

Shenzhen Kanglv used cash of US$32,227 in its operating activities during the three months ended March 31, 2011.  A significant amount was used for inventories.  In addition, it used US$32,414 for the purchase of plant and equipment.  Advances from the former owner of Shenzhen Kanglv provided cash of US$51,751.

Off-Balance Sheet Arrangements

The Company is not aware of any off-balance sheet arrangements.

PROPERTIES

Shenzhen Kanglv leases its plant and office facilities of approximately 5,000 square meters, which is located at No. 666 Dalang South Road, Dalang Street, Bao’an District, Guangdong Province, Shenzhen City, PRC.  The facilities are leased from Cancare Enterprise Co., Limited for US$4,200 per month.  The term of the lease expires December 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of our common stock, as of May 31, 2011:

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percent of Class (2)

CHEN Tianju Unit 1006, 10/F., Carnarvon Plaza 20 Carnarvon Rd., Tsimshatsui Kowloon, Hong Kong	52,635,556 (3)	52.6%

XU Zhigang 30th Floor, Qiushi Building East Shennan Road, Futian District Shenzhen, China	38,700,000 (4)	38.7%

LAI Huamin No. 93 Shang Pai Lu, Dong Yang Bei Jie Shui Dong Zhen, Dian Bai Xian Guangdong Sheng, China	2,583,523 (5)	2.6%

LAN Mingzheng	0	—

All Directors and Executive Officers As a Group (2 persons)	2,583,523	2.6%
__________________
(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	This table is based on 100,000,000 shares of common stock outstanding as of May 31, 2011.

(3)	These shares are owned of record by Huabao Asia Limited.

(4)	These shares are owned of record by Zili Industrial Co., Limited.

(5)
These shares are owned of record by Golden Mass Technologies Ltd., a British Virgin Islands company.  Golden Mass Technologies Ltd. is controlled by Crown Prince International Ltd., a British Virgin Islands company owned by LAI Huamin.

Changes in Control

There are no agreements known to management that may result in a change of control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are:

Name	Age	Position

LAI Huamin	29	Executive Chairman of the Board of Directors and Chief Executive Officer

LAN Mingzheng	48	Chief Financial Officer and Director

The Company’s stockholders elect the directors annually and the board of directors appoints the officers annually.  Vacancies in the Company’s board are filled by the board itself.  Set forth below are brief descriptions of the recent employment and business experience of the Company’s executive officers and directors.

LAI Huamin was appointed to serve as a director and the Chairman of the Board of Directors in June 2009.  He assumed the responsibilities of Chief Executive Officer in May 2010.  Mr. LAI received a bachelor’s degree in science in 2005 from the Northwest Telecommunications Engineering College.  His experience is in the areas of electronic information, electronic product development, finance and project planning.  We have concluded that Mr. Lai should serve as a director because of his background in electronic product development and finance.

 LAN Mingzheng was appointed to serve as a director and the Chief Financial Officer in June 2009.  After graduation from Northwest Telecommunications Engineering College with a bachelor’s degree in 1984, Mr. Lan has accumulated over 25 years of experience in the areas of production of electronic products, operations management, project planning, investments, program planning, and operation of capital markets in Shenzhen, mainland China.  For the last few years, he had been primarily engaged in investment and property alleviation projects at all levels of government in mainland China.  He had presided over the national comprehensive agricultural development projects in Guangdong province, Heyuan region.  Mr. Lan also received a master’s degree in business management from Shanghai Jiao Tong University in 1992.  We have concluded that Mr. Lan should serve as a director because of his background in electronic product production, operations management and the operation of capital markets.

Key Employees

Key employees of Shenzhen Kanglv are as follows:

JIANG Li, 50, is the General Manager of Shenzhen Kanglv. She is responsible for the general management of the company, including sales, production, and purchasing and finance matters.

HUANG Hui, 28, is the sales manager of Shenzhen Kanglv, with responsibility for selling and marketing its products, and coordinating with customers for shipping and delivery tasks.

WU Yanhua, 28, is the engineer for Shenzhen Kanglv, with responsibility for all technical support on its production.  She provides the maintenance and development work on the production equipment and coordinates with the production team in its daily operations.

WU Xiao Fang, 35, is the purchasing manager of Shenzhen Kanglv, with responsibility for buying the raw materials for production.  She maintains the relationships with the suppliers and evaluates their performance.

GAO Deqiang, 40, is the production manager.  He is responsible for all of Shenzhen Kanglv’s production lines.  He monitors and supervises the production team members and evaluates the performance of the production department.

EXECUTIVE COMPENSATION

The following table sets forth information about the remuneration of our principal executive officers for services rendered during the years ended December 31, 2010 and 2009.  None of our other executive officers had total compensation of $100,000 or more.  Certain columns as required by the regulations of the Securities and Exchange Commission have been omitted as no information was required to be disclosed under those columns.

SUMMARY COMPENSATION TABLE
(IN UNITED STATES DOLLARS)
Name and principal position	Year	Salary ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
LAI Huamin (1)	2010	-0-	-0-	-0-	-0-
TANG Wai Hung “Billy” (2)	2010 2009	-0- 46,816	-0- -0-	-0- -0-	-0- 46,816

SUMMARY COMPENSATION TABLE
(IN HONG KONG DOLLARS)
Name and principal position	Year	Salary ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
LAI Huamin (1)	2010	-0-	-0-	-0-	-0-
TANG Wai Hung “Billy” (2)	2010 2009	-0- 545,167	-0- -0-	-0- -0-	-0- 545,167
_________________
(1)	Mr. Lai assumed the position of Chief Executive Officer in May 2010.
(2)	Mr. Tang resigned in May 2010.

The Company did not grant any stock options during the year ended December 31, 2010.

The following table sets forth information with respect to options that remained unexercised at December 31, 2010 for the executive officers named above.  No options were exercised during the year ended December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
LAI Huamin	-0-	-0-	--	--
TANG Wai Hung “Billy”	-0-	-0-	--	--

The Company does not have any pension plan or any plan that provides for the deferral of compensation on a basis that is not tax-qualified.  Its Hong Kong subsidiaries, Titanium Technology and Kanglv, participate in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all of its eligible employees in Hong Kong.  The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong.  Contributions are made at 5% of the participants’ relevant income with a ceiling of HK$20,000. The participants are entitled to 100%

of the contributions together with accrued returns irrespective of their length of service, but the benefits are required by law to be preserved until the retirement age of 65.  The total contributions made for MPF Scheme by its subsidiaries were US$167 (HK$1,300) and US$13,328 (HK$103,955) for the years ended December 31, 2010 and 2009, respectively.

Under PRC law, full-time employees of Shenzhen Kanglv are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan.  Shenzhen Kanglv is required to accrue for these benefits based on certain percentages of the employees’ salaries.  The total contributions made for such employee benefits were US$2,036 and US$-0- for the years ended December 31, 2010 and 2009, respectively.

Compensation of Directors

Each of the directors is an officer, employee or consultant of the Company.  The Company does not compensate them separately for service as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, none of the Company’s present directors, officers or principal stockholders, nor any family member of the foregoing, nor any of its former directors, senior officers or principal stockholders, nor any family member of such former directors, officers or principal stockholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect the Company.

Titanium Group Limited

As of December 31, 2010 and 2009, the Company owed WEN Jialong, its former director, US$26,868 (HK$209,569) and US$131,868 (HK$1,028,572), respectively, for temporary advances from him.  Amounts owed to Mr. Wen are unsecured, accrue interest at 9% per annum and repayable within the next twelve months.  For the years ended December 31, 2010 and 2009, US$11,664 (HK$90,979) and US$6,433 (HK$50,178), respectively, of interest expense was incurred.

As of December 31, 2010, the Company owed US$108,594 (HK$847,033) to Cancare International Group (HK) Limited, a stockholder, for temporary advances made to it.  Amounts owed to Cancare International Group are unsecured and repayable within the next twelve months.  Of this amount, US$20,513 (HK$160,000) accrued interest at 9% per annum, while the remainder was non-interest bearing.  For the year ended December 31, 2010, US$1,745 (HK$13,611) of interest expense was accrued.

The Company believes that the terms of these transactions were no less favorable than what could have been obtained from non-affiliates.

Shenzhen Kanglv

For the year ended December 31, 2010, Shenzhen Kanglv sold its products at their current market value totaling US$1,625,011 to Cancare Electric, which is controlled by WEN Jialong, who was also the former majority owner of Shenzhen Kanglv.  At December 31, 2010, accounts receivable from Cancare Electric was US$285,931.  For the three months ended March 31, 2011, sales to Cancare Electric were US$537,864 and there was no account receivable from Cancare Electric at March 31, 2011.

For the year ended December 31, 2010, Shenzhen Kanglv purchased certain raw materials at their current market value totaling US$1,103,439 from Cancare Electric, which is controlled by WEN Jialong, who was also the former majority owner of Shenzhen Kanglv.  For the three months ended March 31, 2011, purchases from Cancare Electric were US$614,783.

For the year ended December 31, 2010, Shenzhen Kanglv leased the office and factory premises from and paid rental and utilities expense of US$44,521 to Cancare Enterprise Co., Limited, which is controlled by the former majority owner of Shenzhen Kanglv.  For the three months ended March 31, 2011, Shenzhen Kanglv paid rental and utilities expense of US$19,792.  The amounts paid were considered to be at market price in accordance with the terms of the lease agreement, made in the normal course of business.

At March 31, 2011 and December 31, 2010 and 2009, nil, US$30,249 and US$77,799, respectively, were due from Mr. WEN Yalai, the former minority owner of Shenzhen Kanglv.  The advances made to Mr. Wen were unsecured, interest-free and repayable on demand.

At March 31, 2011 and December 31, 2010 and 2009, US$76,102, US$75,622 and US$73,129, respectively, were due from Jiaxing Cancare Electric Technology Company Limited, which is controlled by a common director of the former majority owner of Shenzhen Kanglv, for temporary advances made to that company.  The amounts are unsecured, interest-free and repayable upon demand.  These amounts were paid subsequent to March 31, 2011.

At March 31, 2011 and December 31, 2010, Shenzhen Kanglv owed US$58,010 and US$36,318, respectively, to Cancare Enterprise Co., Limited, its former majority owner for advances it received.  The advances were unsecured, interest-free and with no fixed term of repayment.

Director Independence

Our common stock trades in the OTCQB.  As such, it is not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.

Since the Company is not currently subject to corporate governance standards relating to the independence of its directors, it chooses to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (NASDAQ Marketplace Rule 5605(a)(2)).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

The Company does not have any independent directors under the above definition.  It does not list that definition on its Internet website.

The Company presently does not have an audit committee, compensation committee, nominating committee, executive committee of its Board of Directors, stock plan committee or any other committees.

LEGAL PROCEEDINGS

In July 2010, Hong Kong Communications Company Limited initiated proceedings in High Court of the Hong Kong SAR to wind up Titanium Technology.  ELM Computer Technologies Limited, a creditor of Titanium Technology, has made a claim for a sum of US$292,393 (HK$2,280,666) and has applied to substitute as the petitioner in this action.  Its application was to be heard on April 8, 2011, but has been extended to September 9, 2011.

In August 2010, ELM Computer Technologies Limited initiated proceedings in High Court of the Hong Kong SAR against Titanium Technology for wrongful repudiation of a subcontractor agreement and default in a maintenance service agreement, claiming damages of US$407,983 (HK$3,182,266).  Titanium Technology has applied for a stay of all further proceedings in this action.  The application was due to be heard on May 11, 2011, but has been extended to September 9, 2011.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Shares of our common stock are quoted on the OTC Markets - OTCQB under the symbol “TTNUF.”  In addition, our shares were quoted on the OTC Bulletin Board from July 10, 2006 to February 22, 2011.

The following table sets forth the range of high and low bid quotations for our common stock for each fiscal quarter for the fiscal years ended December 31, 2009 and 2010 and the quarter ended March 31, 2011, as adjusted for the 1-for-10 reverse stock split.  These quotations reflect inter-dealer prices quoted on the OTC Bulletin Board and OTCQB without retail mark-up, markdown, or commissions and may not necessarily represent actual transactions.

2009	High Bid	Low Bid
First Quarter	$0.50	$0.20
Second Quarter	$0.50	$0.12
Third Quarter	$0.20	$0.15
Fourth Quarter	$0.15	$0.01
2010
First Quarter	$0.162	$0.025
Second Quarter	$0.027	$0.01
Third Quarter	$0.012	$0.011
Fourth Quarter	$0.015	$0.01
2011
First Quarter	$0.015	$0.012

As of April 29, 2011, there were 38 holders of record of our common stock and as of May 25, 2011, the closing bid price of our common stock was $0.013.

Dividends

We have never paid cash dividends on our common stock.  We currently intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends in the foreseeable future.  Any future declaration and payment of dividends will be subject to the discretion of our Board of Directors, will be subject to applicable law and will depend upon our results of operations, earnings, financial condition, contractual limitations, cash requirements, future prospects and other factors deemed relevant by our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

Other than the issuances described in Item 3.02 below, there have been no issuances of securities by the Company during the past three years.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The Company’s charter documents consist of its Memorandum of Association and its Articles of Association.  The Memorandum of Association loosely resembles the Articles of Incorporation of a United States corporation and the Articles of Association loosely resembles the bylaws of a United States corporation.  The Company’s Memorandum of Association provides that it may engage in any act or activity which is not prohibited by any laws of the British Virgin Islands.  The Company is authorized to issue 100,000,000 shares of common stock, with a par value of US$0.01 per share.  As of the date of this report, the Company had 100,000,000 outstanding shares of common stock.  All of the Company’s outstanding shares are fully paid and non-assessable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the BVI Business Companies Act of the British Virgin Islands, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, so long as the director or officer acted honestly in good faith and in what he believed to be in the Company’s best interest and in the case of criminal proceedings, the director or officer has no reasonable cause to believe that his conduct was unlawful.  Section 74 of the Company’s Articles of Association states that every officer and director shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage, or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

Item 3.02         Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06.        Change in Shell Company Status

As described in Item 2.01 of this Form 8-K, the Company completed the acquisition of Shenzhen Kanglv.  The former owner of Shenzhen Kanglv received 52,635,556 post-consolidation common shares, representing approximately 53% of the Company’s issued and outstanding common stock.  As a result of the consummation of the acquisition, the Company is no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01.        Other Events

On April 17, 2011, the Company’s board of directors approved a 1-for-10 reverse stock split on all of the issued and outstanding shares of the Company’s common stock.  The reverse stock split had a record date of May 24, 2011 and was implemented on May 26, 2011.  As a result of the reverse stock split, every ten shares of the Company’s old common stock were converted into one share of the new common stock.  In lieu of issuing fractional shares, the Company rounded up to the nearest whole share.

The new CUSIP number for the Company’s common stock is G88915114.  FINRA placed a “D” on the ticker symbol for 20 business days beginning May 26, 2011.

Item 9.01.        Financial Statements and Exhibits

The following financial statements are filed with this current report on Form 8-K:

•	Audited financial statements of Shenzhen Kanglv Technology Company Limited for the years ended December 31, 2010 and 2009
•	Unaudited financial statements of Shenzhen Kanglv Technology Company Limited for the three months ended March 31, 2011 and 2010
•	Unaudited pro forma combined financial information

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description
10.1	Memorandum of Understanding and amendments thereto (1)
10.2	Debt Satisfaction and Release Agreement
_____________
(1)	Incorporated by reference to the exhibits to the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010, filed March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM GROUP LIMITED

June 6, 2011	By:	/s/ LAN Ming Zheng
LAN Ming Zheng
Chief Financial Officer

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED

[HKCMCPA LETTERHEAD]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Shenzhen KangLv Technology Company Limited

We have audited the accompanying balance sheets of Shenzhen Kanglv Technology Company Limited (“the Company”) as of December 31, 2010 and 2009 and the related statements of operations and comprehensive income (loss), cash flows and owners’ equity for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of operations and cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited
Certified Public Accountants

Hong Kong, China
June 6, 2011

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

	As of December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$31,698	$10,869
Accounts receivable, related party	285,931	-
Inventories	482,142	105,694
Amount due from the owner	30,249	77,799
Amount due from a related party	75,622	73,129
Prepayments and other current assets	701	13,622
Total current assets	906,343	281,113

Non-current assets:
Plant and equipment, net	171,841	53,144
TOTAL ASSETS	$1,078,184	$334,257

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable, trade	$530,754	$33,738
Amount due to the owner	36,318	-
Income tax payable	7,265	-
Accrued liabilities and other payables	298,017	122,552
Total current liabilities	872,354	156,290

Commitments and contingencies

Owners’ equity:
Registered and paid-in capital	481,457	481,457
Accumulated other comprehensive income	7,043	441
Accumulated deficit	(282,670)	(303,931)
Total owners’ equity	205,830	177,967
TOTAL LIABILITIES AND OWNERS’ EQUITY	$1,078,184	$334,257

See accompanying notes to financial statements.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2010	2009

Revenue - related party, net	$1,625,011	$-

Cost of revenue (inclusive of depreciation)	(1,591,389)	-
Gross profit	33,622	-

Operating expenses:
General and administrative	5,456	145
Income (loss) from operations	28,166	(145)

Other income:
Interest income	65	28
Other income	116	-

Income (loss) before income taxes	28,347	(117)

Income tax expense	(7,086)	-

NET INCOME (LOSS)	$21,261	$(117)

Other comprehensive income:
- Foreign currency translation gain	6,602	441
COMPREHENSIVE INCOME	$27,863	$324

See accompanying notes to financial statements.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$21,261	$(117)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,587	-
Changes in operating assets and liabilities:
Accounts receivable, related party	(397,482)	-
Inventories	(363,662)	-
Prepayments and other current assets	13,056	20
Accounts payable, trade	483,654	-
Income tax payable	7,086	-
Accrued liabilities and other payables	167,068	-

Net cash used in operating activities	(64,432)	(97)

Cash flows from financing activities:
Advances from the owner	84,389	-

Net cash provided by financing activities	84,389	-

Effect of exchange rate changes in cash and cash equivalents	872	27

NET CHANGE IN CASH AND CASH EQUIVALENTS	20,829	(70)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	10,869	10,939

CASH AND CASH EQUIVALENTS, END OF YEAR	$31,698	$10,869
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
STATEMENTS OF OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Registered and paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total owners’ equity

Balance as of January 1, 2009	$481,457	$-	$(303,814)	$177,643

Net loss for the year	-	-	(117)	(117)
Foreign currency translation adjustment	-	441	-	441
Balance as of December 31, 2009	481,457	441	(303,931)	177,967

Net income for the year	-	-	21,261	21,261
Foreign currency translation adjustment	-	6,602	-	6,602
Balance as of December 31, 2010	$481,457	$7,043	$(282,670)	$205,830

See accompanying notes to financial statements

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

1.	ORGANIZATION AND BUSINESS BACKGROUND

Shenzhen KangLv Technology Company Limited (the “Company”) was registered as a limited liability company in Shenzhen City, the People’s Republic of China (the “PRC”) on June 16, 2005.

Pursuant to its Article of Association, the registered capital of the Company is Renminbi Yuan (“RMB”) 3,300,000 (approximately US$481,457), which was held and fully paid by Mr. Wen Yalai representing 25% of equity interest and Cancare Enterprise Co., Limited representing 75% of equity interest, respectively.

The Company is mainly engaged in the manufacture and sales of electric wire products in the PRC, with its principal place of business in Shenzhen City, the PRC, which was commenced in August 2010. The Company is a sub-contractor to manufacture and sells the electric wire products to its single customer. Under the sub-contracting agreement between the Company and Cancare Electric Wire (Shenzhen) Co., Ltd (“Cancare”), which is controlled by the same individual of its majority owner, Cancare provided the core components and materials to the Company for the production and the Company exclusively sold these finished products, based upon the required specification and customization to Cancare at the current market value in the normal course of business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

·	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

·	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

·	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

·	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. For the years ended December 31, 2010 and 2009, the Company did not record an allowance for doubtful accounts.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
·	Inventories

Inventories consist primarily of raw materials, work-in-process and finished goods of electric wire products and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include material, direct labor and manufacturing overhead costs. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. For the years ended December 31, 2010 and 2009, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

·	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	5-12 years	5%
Furniture, fittings and office equipment	9-12 years	5%
Motor vehicles	9-12 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

·	Impairment of long-lived assets

In accordance with ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

·	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured.

(a)	Sales of products

The Company has adopted ASC Topic 605-45, “Principal Agent Considerations” (“ASC Topic 605-45”) whereby the Company evaluates to determine whether the transaction should be recorded on a gross basis as a principal or net basis as an agent. This evaluation includes, but not limited to, assessing whether the Company (1) or third-party supplier is a primary obligor in the arrangement, (2) has general inventory risk,

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

(3) has latitude in establishing pricing, (4) has discretion in supplier selection, (5) has credit risk and (6) acts as an agent or broker with compensation on a commission or fixed fee basis.

Based on its assessment of the indicators listed in the ASC Topic 605-45, the Company has concluded that the existing business should be accounted for on a gross basis. The Company assumes the position of primary obligor and thus will recognize revenue on the gross amount billed to the customers when persuasive evidence of an arrangement exists, the products are delivered, the fee is fixed and determined and the collection of the resulting receivable is probable. Revenue from the sale of electric wire products is recognized when the products are delivered to and received by the customers, collectibility is reasonably assured and the prices are fixed and determinable.

Revenue represents the invoiced value of goods, net of value-added tax (“VAT”). The Company's products that are locally sold in the PRC are subject to VAT which is levied at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

(b)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

·	Cost of revenue

Cost of revenue includes cost of raw materials, direct labor, packing cost and production overhead directly attributable to the manufacture of electric wire products. Shipping and handling cost are recorded in cost of revenue and are recognized when the related product is delivered to the customer.

·	Advertising expenses

Advertising costs are expensed as incurred under ASC Topic 720-35, “Advertising Costs”. There was no advertising cost incurred for the years ended December 31, 2010 and 2009.

·	Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income or loss is not included in the computation of income tax expense or benefit.

·	Income taxes

Income taxes are determined with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC Topic 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2010 and 2009, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. For the year ended December 31, 2010, the Company filed and cleared a 2009 tax return with the tax authority in the PRC.

·	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company maintains its books and record in its local currency, Renminbi Yuan (“RMB”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of owners’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective year:

	2010	2009
Year-end RMB: US$1 exchange rate	6.6118	6.8372
Annual average RMB: US$1 exchange rate	6.7788	6.8409

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
·	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the statements of operation and comprehensive loss as and when the related employee service is provided.

·	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

·	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2010 and 2009, the Company operates in one reportable business segment in the PRC.

·	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other current assets, accounts payable, amount due from (to) a related party and the owner, accrued liabilities and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
·	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follows:

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2009-14 to amend ASC Topic 605 “Revenue Recognition.” The amendments in this update change the accounting model for revenue arrangements that include both tangible products and software elements. The amendments in ASU 2009-14 will be effective for the fiscal years beginning January 1, 2011. The Company believes that ASU 2009-14 will not have a material impact on its financial statements.

In October 2009, the FASB issued ASU 2009-13 amending ASC 605 related to revenue arrangements with multiple deliverables. Among other things, ASU 2009-13 provides guidance for entities in determining the accounting for multiple deliverable arrangements and establishes a hierarchy for determining the amount of revenue to allocate to the various deliverables. The amendments in ASU 2009-13 will be effective for the fiscal years beginning January 1, 2011. The Company believes that ASU 2009-13 will not have a material impact on its financial statements

In January 2010, the FASB issued further guidance under ASC Topic 820, “Fair Value Measurements and Disclosures” ("ASC Topic 820"). ASC Topic 820 requires disclosures about the transfers of investments between levels in the fair value hierarchy and disclosures relating to the reconciliation of fair value measurements using significant unobservable inputs (level 3 investments). ASC Topic 820 is effective for the fiscal years and interim periods beginning after December 15, 2010. The Company will adopt the update on January 1, 2011 and expects that ASC 820 will not have a material impact on its financial statements.

3.	INVENTORIES

Inventories consist of the following:

	As of December 31,
	2010	2009

Raw materials	$348,222	$59,793
Work-in-process	37,676	-
Finished goods	96,244	45,019
Packing materials and others	-	882

Inventories, net	$482,142	$105,694

For the years ended December 31, 2010 and 2009, the Company recorded no allowance for slow-moving and obsolete inventories.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

4.	AMOUNT DUE FROM THE OWNER

As of December 31, 2010 and 2009, the balance represented the temporary advances made by the Company to Mr. Wen Yalai, the minority owner, which was unsecured, interest-free and repayable on demand.

5.	AMOUNT DUE FROM A RELATED PARTY

As of December 31, 2010 and 2009, the balance represented the temporary advances made by the Company to a related company, Jiaxing Cancare Electric Technology Company Limited, which is controlled by a common director of the majority owner. The amount was unsecured, interest-free and repayable on demand. Subsequently, the amount due from a related party was fully recovered.

6.	PLANT AND EQUIPMENT

Plant and equipment consist of the following:

	As of December 31,
	2010	2009

Plant and machinery	$172,543	$54,197
Furniture, fittings and office equipment	2,583	2,196
Motor vehicles	20,448	20,398
Foreign translation difference	5,619	189
	201,193	76,980
Less: accumulated depreciation	(28,423)	(23,777)
Less: foreign translation difference	(929)	(59)
	$171,841	$53,144

Depreciation expense for the years ended December 31, 2010 and 2009 was $4,587 and $0, which included in cost of revenue, respectively.

7.	AMOUNT DUE TO THE OWNER

As of December 31, 2010 and 2009, the balance represented the temporary advances made to the Company by Cancare Enterprise Co., Limited, the majority owner, which was unsecured, interest-free, with no fixed term of repayment.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

8.	ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	As of December 31,
	2010	2009

Accrued operating expenses	$76,870	$-
Accrued salary and welfare expenses	106,852	109,086
VAT payable	99,378	-
Other payables	14,917	13,466
	$298,017	$122,552

9.	INCOME TAXES

The Company is subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a unified income tax rate of 25%. A reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2010 and 2009 is as follows:

	Years ended December 31,
	2010	2009

Income (loss) before income taxes	$28,347	$(117)
Statutory income tax rate	25%	25%
Income tax impact at statutory rate	7,086	(29)
Effect of net operating loss	-	29

Income tax expense	$7,086	$-

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

10.	RELATED PARTY TRANSACTIONS

(a)
For the year ended December 31, 2010, the Company sold its products at its current market value totaling $1,625,011 to a related company which is controlled by the majority owner of the Company in a normal course of business. There were no related party transactions in 2009.

(b)
For the year ended December 31, 2010, the Company purchased certain material at its current market value totaling $1,103,439 from a related company which is controlled by the majority owner of the Company in a normal course of business. There were no related party transactions in 2009.

(c)
For the year ended December 31, 2010, the Company leased the office and factory premises from and paid rental and utilities expense of $44,521 to a related company, which is controlled by the major owner of the Company, at the market price in accordance with the lease agreement in a normal course of business. There was no related party transaction in 2009.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

11.	CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $2,036 and $0 for the years ended December 31, 2010 and 2009, respectively.

12.	STATUTORY RESERVE

Under the PRC Law, the Company is required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2010 and 2009, the Company made no appropriations due to its cumulative operating loss.

13.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

There was one customer (a related party) who accounted for 100% of the Company’s revenues for the year ended December 31, 2010.

There was no single customer who accounted for 10% or more of the Company’s revenues for the year ended December 31, 2009.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

(b)         Major vendors

For the year ended December 31, 2010, the vendor who accounted for 10% or more of the Company’s purchases and its outstanding balance at year-end date, are presented as follows:

	Year ended December 31, 2010		December 31, 2010
	Purchases	Percentage of purchases	Accounts payable, trade

Vendor A (a related party)	$1,103,439	69%	$-
Vendor B	297,079	19%	314,302

Total:	$1,400,518	88%	$314,302

For the year ended December 31, 2009, there was no single vendor who accounted for 10% or more of the Company’s purchases for the year ended December 31, 2009.

(c)         Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its accounts receivable is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))

14.	COMMITMENTS AND CONTINGENCIES

The Company leases the manufacturing facility under a non-cancelable operating lease for a term of one year with fixed monthly rentals, due September 30, 2011. Costs incurred under this operating lease are recorded as rent expense and totaled approximately $26,011 and $0 for the years ended December 31, 2010 and 2009.

As of December 31, 2010, the Company has future minimum rental payments of $10,555 due under a non-cancelable operating lease in the next twelve months.

15.	SUBSEQUENT EVENTS

On May 31, 2011, the Company became a wholly-owned subsidiary of Titanium Group Limited, a company organized under the laws of the British Virgin Island, which is a reporting issuer in the United States, has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “TTNUF” upon the closing of a Memorandum of Understanding dated September 1, 2010 and amended on November 18, 2010 and March 18, 2011 (the “MOU”). Under the terms of the MOU, the owners of the Company agreed to transfer its ownership to TTNUF in exchange for 52,635,556 common shares of TTNUF. This ownership transfer between the Company and TTNUF is treated as a reverse acquisition and recapitalization whereby the Company is deemed to be the accounting acquirer (legal acquiree) and TTNUF to be the accounting acquiree (legal acquirer).

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Balance Sheets	F-19

Condensed Statements of Operations And Comprehensive Income	F-20

Condensed Statements of Cash Flows	F-21

Condensed Statements of Owners’ Equity	F-22

Notes to Condensed Financial Statements	F-23– F-31

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
CONDENSED BALANCE SHEETS
AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
(Currency expressed in United States Dollars (“US$”))

	March 31, 2011	December 31, 2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$18,972	$31,698
Accounts receivable	127,615	-
Accounts receivable, related party	-	285,931
Inventories	1,122,433	482,142
Amount due from the owner	-	30,249
Amount due from a related party	76,102	75,622
Prepayments and other current assets	1,274	701
Total current assets	1,346,396	906,343

Non-current assets:
Plant and equipment, net	198,326	171,841
TOTAL ASSETS	$1,544,722	$1,078,184

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable, trade	$526,077	$530,754
Accounts payable, related party	456,928	-
Amount due to the owner	58,010	36,318
Income tax payable	8,673	7,265
Accrued liabilities and other payables	283,815	298,017
Total current liabilities	1,333,503	872,354

Commitments and contingencies

Owners’ equity:
Registered and paid-in capital	481,457	481,457
Accumulated other comprehensive income	8,361	7,043
Accumulated deficit	(278,599)	(282,670)
Total owners’ equity	211,219	205,830
TOTAL LIABILITIES AND OWNERS’ EQUITY	$1,544,722	$1,078,184

See accompanying notes to condensed financial statements.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2011	2010

Revenue - related party, net	$537,864	$-
Revenue, net	108,616	-
Total revenues, net	646,480

Cost of revenue (inclusive of depreciation)	(638,143)	-
Gross profit	8,337	-

Operating expenses:
General and administrative	(2,955)	-
Income from operations	5,382	-

Other income:
Interest income	46	-

Income before income taxes	5,428	-

Income tax expense	(1,357)	-

NET INCOME	$4,071	$-

Other comprehensive income:
- Foreign currency translation gain	1,318	-
COMPREHENSIVE INCOME	$5,389	$-

See accompanying notes to condensed financial statements.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$4,071	$-
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	7,094	-
Changes in operating assets and liabilities:
Accounts receivable and payable, related party	785,422	-
Inventories	(635,365)	-
Prepayments and other current assets	(567)	-
Accounts payable	(178,192)	-
Income tax payable	1,357	-
Accrued liabilities and other payables	(16,047)	-

Net cash used in operating activities	(32,227)	-

Cash flows from investing activities
Purchase of plant and equipment	(32,414)	-

Net cash used in financing activities	(32,414)	-

Cash flows from financing activities:
Advances from the owner	51,751	-

Net cash provided by financing activities	51,751	-

Effect of exchange rate changes in cash and cash equivalents	164	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	(12,726)	-

BEGINNING OF PERIOD	31,698	10,689

END OF PERIOD	$18,972	$10,689

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to condensed financial statements.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
CONDENSED STATEMENT OF OWNERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Registered and paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total owners’ equity

Balance as of January 1, 2011	$481,457	$7,043	$(282,670)	$205,830

Net income for the period	-	-	4,071	4,071
Foreign currency translation adjustment	-	1,318	-	1,318
Balance as of March 31, 2011	$481,457	$8,361	$(278,599)	$211,219

See accompanying notes to condensed financial statements

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE - 1     BASIS OF PREPARATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the balance sheet as of December 31, 2010 which has been derived from audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended March 31, 2011 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2011 or for any future period.

These unaudited condensed financial statements and notes thereto should be read in conjunction with the audited financial statements of Shenzhen Kanglv Technology Company Limited for the years ended December 31, 2010 and 2009.

NOTE - 2     ORGANIZATION AND BUSINESS BACKGROUND

Shenzhen KangLv Technology Company Limited (“the Company”) was registered as a limited liability company in Shenzhen City, the People’s Republic of China (the “PRC”) on June 16, 2005. The Company commenced its operation in August 2010 and is mainly engaged in the manufacture and sales of electric wire products in the PRC, with its principal place of business in Shenzhen City, the PRC.

NOTE - 3     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed financial statements and notes.

·	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

·	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

·	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. For the three months ended March 31, 2011 and 2010, the Company did not record an allowance for doubtful accounts.

·	Inventories

Inventories consist primarily of raw materials, work-in-process and finished goods of electric wire products and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include material, direct labor and manufacturing overhead costs. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. For the three months ended March 31, 2011 and 2010, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

·	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful life	Residual value
Plant and machinery	5-12 years	5%
Furniture, fittings and office equipment	9-12 years	5%
Motor vehicles	9-12 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the three months ended March 31, 2011 and 2010 was $7,094 and $0, which included in cost of revenue, respectively.

·	Impairment of long-lived assets

In accordance with ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

the assets exceed the fair value of the assets. There has been no impairment charge for the periods presented.

·	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured.

(c)	Sales of products

The Company has adopted ASC Topic 605-45, “Principal Agent Considerations” (“ASC Topic 605-45”) whereby the Company evaluates to determine whether the transaction should be recorded on a gross basis as a principal or net basis as an agent. This evaluation includes, but not limited to, assessing whether the Company (1) or third-party supplier is a primary obligor in the arrangement, (2) has general inventory risk, (3) has latitude in establishing pricing, (4) has discretion in supplier selection, (5) has credit risk and (6) acts as an agent or broker with compensation on a commission or fixed fee basis.

Based on its assessment of the indicators listed in the ASC Topic 605-45, the Company has concluded that the existing business should be accounted for on a gross basis. The Company assumes the position of primary obligor and thus will recognize revenue on the gross amount billed to the customers when persuasive evidence of an arrangement exists, the products are delivered, the fee is fixed and determined and the collection of the resulting receivable is probable. Revenue from the sale of electric wire products is recognized when the products are delivered to and received by the customers, collectibility is reasonably assured and the prices are fixed and determinable.

Revenue represents the invoiced value of goods, net of value-added tax (“VAT”). The Company's products that are locally sold in the PRC are subject to VAT which is levied at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

(d)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

·	Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income or loss is not included in the computation of income tax expense or benefit.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

·	Income taxes

Income taxes are determined with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the three months ended March 31, 2011 and 2010, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2011, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

·	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company maintains its books and record in its local currency, Renminbi Yuan (“RMB”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of owners’ equity.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective period:

	March 31, 2011	March 31, 2010
Period-end RMB: US$1 exchange rate	6.5701	6.8361
Period average RMB: US$1 exchange rate	6.5894	6.8360

·	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

·	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the three months ended March 31, 2011 and 2010, the Company operates in one reportable business segment in the PRC.

·	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other current assets, accounts payable, amount due from (to) a related party and the owner, accrued liabilities and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

·	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE - 4     INVENTORIES

Inventories consist of the following:

	March 31, 2011	December 31, 2010

Raw materials	$72,064	$348,222
Work-in-process	210,677	37,676
Finished goods	839,692	96,244

Inventories, net	$1,122,433	$482,142

For the three months ended March 31, 2011 and 2010, the Company recorded no allowance for slow-moving and obsolete inventories.

NOTE - 5     AMOUNT DUE FROM THE OWNER

As of March 31, 2011 and December 31, 2010, the balance represented the temporary advances made by the Company to Mr. Wen Yalai, the minority owner, which was unsecured, interest-free and repayable on demand.

NOTE - 6     AMOUNT DUE FROM A RELATED PARTY

As of March 31, 2011 and December 31, 2010, the balance represented the temporary advances made by the Company to a related company, Jiaxing Cancare Electric Technology Company Limited, which is controlled by a common director of the majority owner. The amount was unsecured, interest-free and repayable on demand. Subsequently, the amount due from a related party was fully recovered.

NOTE - 7     AMOUNT DUE TO THE OWNER

As of March 31, 2011 and December 31, 2010, the balance represented temporary advances made to the Company by Cancare Enterprise Co., Limited, the majority owner, which was unsecured, interest-free, with no fixed term of repayment.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE - 8     ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	March 31, 2011	December 31, 2010

Accrued operating expenses	$77,358	$76,870
Accrued salary and welfare expenses	100,613	106,852
VAT payable	23,745	99,378
Other payables	82,099	14,917
	$283,815	$298,017

NOTE - 9     INCOME TAXES

The Company is subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a unified income tax rate of 25%. A reconciliation of income tax rate to the effective income tax rate for the three months ended March 31, 2011 and 2010 is as follows:

	Three months ended March 31,
	2011	2010

Income before income taxes	$5,428	$-
Statutory income tax rate	25%	25%

Income tax expense at statutory rate	$1,357	$-

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

NOTE - 10   RELATED PARTY TRANSACTIONS

(a)
For the three months ended March 31, 2011, the Company sold its products at its current market value totaling $537,864 to a related company which is controlled by the majority owner of the Company in a normal course of business.

(b)
For the three months ended March 31, 2011, the Company purchased certain raw material at its current market value totaling $614,783 from a related company which is controlled by the majority owner of the Company in a normal course of business.

(c)
For the three months ended March 31, 2011, the Company leased the office and factory premises from and paid rental and utilities expense of $19,792 to a related company, which is controlled by the major owner of the Company, at the market price in accordance with the lease agreement in a normal course of business.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE - 11   CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the three months ended March 31, 2011, the customer who accounted for 10% or more of the Company’s revenue and its outstanding balance at period-end date, are presented as follows:

	Three months ended March 31, 2011		March 31, 2011
	Revenue	Percentage of revenue	Accounts receivable, trade

Customer A (a related party)	$537,864	83%	$-
Customer B	108,616	17%	127,615

Total:	$646,480	100%	$127,615

For the three months ended March 31, 2010, there was no single customer who accounted for 10% or more of the Company’s revenues.

(b)         Major vendors

For the three months ended March 31, 2011, the vendor who accounted for 10% or more of the Company’s purchases and its outstanding balance at period-end date, are presented as follows:

	Three months ended March 31, 2011		March 31, 2011
	Purchases	Percentage of purchases	Accounts payable, trade

Vendor A (a related party)	$614,783	73%	$456,928
Vendor B	317,873	14%	274,005

	$932,656	87%	$730,933

For the three months ended March 31, 2010, there was no single vendor who accounted for 10% or more of the Company’s purchases.

(c)         Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its accounts receivable is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

SHENZHEN KANGLV TECHNOLOGY COMPANY LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE - 12   COMMITMENTS AND CONTINGENCIES

The Company leases the manufacturing facility under a non-cancelable operating lease for a term of one year with fixed monthly rentals, due September 30, 2011. Costs incurred under this operating lease are recorded as rent expense and totaled approximately $10,835 and $0 for the three months ended March 31, 2011 and 2010.

As of March 31, 2011, the Company has future minimum rental payments of $7,260 due under a non-cancelable operating lease in the next twelve months.

NOTE - 13   SUBSEQUENT EVENTS

On May 31, 2011, the Company became a wholly-owned subsidiary of Titanium Group Limited, a company organized under the laws of the British Virgin Island, which is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “TTNUF” upon the closing of a Memorandum of Understanding dated September 1, 2010 and amended on November 18, 2010 and March 18, 2011 (the “MOU”). Under the terms of the MOU, the owners of the Company agreed to transfer its ownership to TTNUF in exchange for 52,635,556 common shares of TTNUF. This ownership transfer between the Company and TTNUF is treated as a reverse acquisition and recapitalization whereby the Company is deemed to be the accounting acquirer (legal acquiree) and TTNUF to be the accounting acquiree (legal acquirer).

TITANIUM GROUP LIMITED Unaudited Pro forma Financial Information

TITANIUM GROUP LIMITED
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

On May 31, 2011, Titanium Group Limited (the “Company”) closed on the transactions described in a Memorandum of Understanding dated September 1, 2010 and amended on November 18, 2010 and March 18, 2011 (the “MOU”).  Under the terms of the MOU, the Company agreed to effect a 1-for-10 consolidation of its issued and outstanding shares of common stock.  The holders of the Company’s outstanding convertible debentures in the aggregate principal amount of US$1,400,000 (HK$10,920,000) agreed to accept a total of 3,500,000 post-consolidation common shares as full and complete payment of the debentures and all accrued and unpaid interest thereon.  Zili Industrial Co., Limited, an entity owned and/or controlled by Mr. XU Zhigang, agreed to purchase 38,700,000 post-consolidation common shares and deposit the purchase price of US$387,000 into escrow.  Huabao Asia Limited, an entity owned and controlled by Mr. CHEN Tianju, agreed that it would transfer ownership of Shenzhen Kanglv Technology Company Limited (“Shenzhen Kanglv”) to the Company, in exchange for 52,635,556 post-consolidation common shares. The Closing of the MOU was to occur upon completion of all of the items described above

This transfer ownership transaction resulted in the shareholders of Shenzhen Kanglv obtaining a majority voting interest in the Company. Accounting principles generally accepted in the United States of America (“US GAAP”) require that the Company whose shareholders retain the majority interest in a combined entity being treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as recapitalization of TTNUF.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2011 and the unaudited pro forma condensed combined statement of operations are derived from the historical financial statements of the Company and Shenzhen Kanglv and have been prepared to give effect to the reverse acquisition of the Company and Shenzhen Kanglv as at March 31, 2011. The unaudited pro forma condensed combined balance sheet is presented as if the closing of MOU had occurred as of March 31, 2011. The unaudited pro forma condensed combined statement of operations is presented as if the closing of MOU had occurred on January 1, 2011 and 2010.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained. These unaudited pro forma condensed combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-K filed on March 31, 2011 and (ii) the historical financial statements of Shenzhen Kanglv included in the Company’s Form 8-K dated June 6, 2011.

TITANIUM GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2011
(Currency expressed in United States Dollars (“US$”))

	TTNUF	Shenzhen Kanglv	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$77,550	$18,972	-	-	$96,522
Restricted cash	155,142	-	-	-	155,142
Accounts receivable	-	127,615	-	-	127,615
Amounts due from related parties	-	76,102	-	-	76,102
Inventories, net	-	1,122,433	-	-	1,122,433
Prepayments and other current assets	22,303	1,274	-	-	23,577

Total current assets	254,995	1,346,396	-	-	1,601,391

Non-current assets:
Plant and equipment, net	-	198,326	-	-	198,326

TOTAL ASSETS	$254,995	$1,544,722	-	-	$1,799,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$745,076	$1,266,820	-	-	$2,011,896
Amounts due to related parties	147,716	58,010	-	-	205,726
Income tax payable	-	8,673	-	-	8,673
Notes payable	267,479	-	-	-	267,479
Convertible note	387,000	-	(387,000)	-	-
Convertible debenture	1,400,000	-	(1,400,000)	-	-

Total current liabilities	2,947,271	1,333,503	(1,787,000)	-	2,493,774

Stockholders’ equity:
Common stock	516,444	-	(42,800)	526,356	1,000,000
Additional paid in capital	876,355	481,457	1,829,800	(3,187,612)	-
Accumulated other comprehensive income	(4,098)	8,361	-	4,098	8,361
Accumulated deficit	(4,080,977)	(278,599)	-	2,657,158	(1,702,418)

Total stockholders’ equity (deficit)	(2,692,276)	211,219	1,787,000	-	(694,057)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$254,995	$1,544,722	-	-	$1,799,717

TITANIUM GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	TTNUF	Shenzhen Kanglv	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma Combined

Revenue, net	$-	$1,625,011	-	-	$1,625,011

Cost of revenue	-	(1,591,389)	-	-	(1,591,389)
Gross profit	-	33,622	-	-	33,622

Operating expenses:
General and administrative	(143,063)	(5,456)	-	-	(148,519)
(Loss) income from operation	(143,063)	28,166	-	-	(114,897)

Other income (expenses):
Other income	9,049	181	-	-	9,230
Interest expense	(249,813)	-	-		(249,813)
Other expense	(19,689)	-	-	-	(19,689)
(Loss) income before income taxes	(403,516)	28,347	-	-	(375,169)
Income tax expense	-	(7,086)	-	-	(7,086)

NET (LOSS) INCOME	$(403,516)	$21,261	-	-	$(382,255)

Net loss per share – basic and diluted					$(0.00)

Weighted average number of common stock – basic and diluted					100,000,000

TITANIUM GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	TTNUF	Shenzhen Kanglv	Proforma Adjustment (1)	Proforma Adjustment (2)	Pro forma Combined

Revenue, net	$-	$646,480	-	-	$646,480

Cost of revenue	-	(638,143)	-	-	(638,143)
Gross profit	-	8,337	-	-	8,337

Operating expenses:
General and administrative	(183,999)	(2,955)	-	-	(186,954)
(Loss) income from operation	(183,999)	5,382	-	-	(178,617)

Other income (expenses):
Interest income	2	46	-		48
Interest expense	(76,512)	-	-	-	(76,512)
(Loss) income before income taxes	(260,509)	5,428	-	-	(255,081)
Income tax expense	-	(1,357)	-	-	(1,357)

NET (LOSS) INCOME	$(260,509)	$4,071	-	-	$(256,438)

Net loss per share – basic and diluted					$(0.00)

Weighted average number of common stock – basic and diluted					100,000,000

TITANIUM GROUP LIMITED
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

NOTE－1	PRO FORMA ADJUSTMENTS

These unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments:

Pro forma adjustment (1)

1a.	To restate the effect of reverse split 1-for-10

1b.	To record the final settlement of convertible debentures among the holders in exchange for 3,500,000 shares of the common stock of TTNUF

1c.	To record the conversion of $387,000 notes payable due to Zili Industrial Co., Ltd to 38,700,000 shares of the common stock of TTNUF at par value of $0.01

Pro forma adjustment (2)

2a.	To eliminate the accumulated deficit of TTNUF as Shenzhen Kanglv is considered as the continuing entity as accounting acquirer for accounting purposes.

2b.	To record the issuance of 52,635,556 shares of the common stock of TTNUF at par value of $0.01 in exchange for all capital interest in Shenzhen Kanglv.